Exhibit 99.1

Brooks Automation Reports Fourth Quarter Results of Fiscal Year Ended September 30, 2018

CHELMSFORD, Mass., November 19, 2018 (PR  Newswire) -- Brooks Automation, Inc. (Nasdaq: BRKS) today reported financial results for the fourth quarter and the fiscal year ended September 30, 2018.

GAAP Summary

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2018	2017	Change	2018	2017	Change
Revenue - Continuing Operations	$160	$135	19%	$632	$527	20%
Total Diluted EPS attributable to Brooks	$0.15	$0.25	(41)%	$1.64	$0.89	85%

Non-GAAP Summary
Aggregate View which includes the Semiconductor Cryogenics Business in each line

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2018	2017	Change	2018	2017	Change
Revenue - Continuing Operations	$160	$135	19%	$632	$527	20%
Revenue - Semiconductor Cryogenics	$48	$47	1%	$196	$165	19%
Aggregate view of Revenue	$208	$182	14%	$828	$693	19%

Non-GAAP Total Diluted EPS attributable to Brooks	$0.40	$0.35	15%	$1.57	$1.23	27%

The Company announced on August 27, 2018 it had entered into a definitive agreement to sell the Semiconductor Cryogenics business.  In accordance with GAAP, sales and expenses directly related to that business must be removed from their applicable income statement caption for continuing operations, and reported for all periods presented as net income from discontinued operations in the GAAP financial statements.  For this transition quarter, we present the non-GAAP summary above to provide a view of the entire business including the Semiconductor Cryogenics business aggregated line-by-line for a direct comparison to prior guidance and historical results.

The Company provides additional non-GAAP information to provide investors a  better perspective on the results of operations, which the Company believes is more comparable to the similar analysis provided by its peers.  A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets, statements of operations and statements of cash flows.

Management Comments

“Our 2018 fiscal year was strong from start to finish and has charted a new path with transformative M&A agreements that are reshaping the company,” commented Steve Schwartz, CEO of Brooks Automation. “The acquisition of GENEWIZ, which we completed last week,  is expanding our reach in sample services to thousands of additional customers, supported by a highly talented global team.  Further, we signed an agreement in August to sell our Semiconductor Cryogenics business and expect to complete the sale during our second fiscal quarter of 2019.  We believe these transactions strengthen our growth portfolio and extend our position as the leading provider of life science sample services.  Meanwhile we continued our strong operating performance in the semiconductor business and delivered yet another consecutive growth quarter in life sciences, yielding a 20% top-line growth for the year.”

Commentary on GAAP Earnings for Fiscal Year 2018

Revenue excludes the Semiconductor Cryogenics revenue as a result of the pending sale of this business.  Profits related to this business are included in discontinued operations.

•

Total Earnings Per Share increased 85% for the fiscal year, driven by 20% revenue growth, gross margin expansion of 126 basis points, and a $43 million benefit of reversing a valuation allowance reserve on deferred tax assets.  Fourth quarter net income declined 40% year over year, which reflects 19% growth in revenue and 16% growth at the gross profit line, offset largely by an increase in M&A costs, interest expense, and amortization of intangible assets driven by acquisitions.

•	Cash flow from operations for the fiscal year 2018 was $74 million, with $31 million in the fourth quarter. The cash balance expanded to $251 million at the end of the fourth quarter.
•

Subsequent to the fiscal year end, the Company closed on the acquisition of GENEWIZ, a global provider of gene sequencing and synthesis services.  The transaction closed on November 15, 2018 for a cash price of approximately $450 million.  The acquisition was funded from cash on the balance sheet and new debt in the form of an incremental $350 million term loan.

Commentary on Non-GAAP Earnings in an Aggregate View with Semiconductor Cryogenics Included

The aggregate view is shown on a non-GAAP basis for investors wishing to compare results to the performance reports provided in previous periods and to the Company’s most recent guidance.

Fourth Quarter, Fiscal 2018

•

Non-GAAP EPS was $0.40 in the quarter, representing 15% growth year over year.  The EPS growth were driven by 14% revenue growth and operating margin expansion through leverage of operating expense.  The positive operating margin improvement was largely offset by interest expense on new debt in the year.

•	Life Sciences revenue was $51 million, 16% higher compared to Q4 2017, inclusive of 6% organic growth.
•	Semiconductor Solutions revenue was $157 million, a 14% improvement year over year and a decline of 10% compared to the third quarter of 2018.

Full Year, Fiscal Year 2018

•

19% year over year revenue growth was driven by both business segments.  Semiconductor Solutions, inclusive of the Cryogenics business, grew 19% for the year and was led by 25% year over year growth in automation product revenue.  Life Sciences grew 32% for the year and was led by storage services growth of 31% year over year and the acquisition of 4titude.  Life Science organic growth was 14% for the year.

•

Non-GAAP Diluted EPS for the fiscal year was $1.57, an improvement of 27% year over year.  The EPS growth was driven by 19% revenue growth and gross margin expansion, compared to 2017.   Increased interest expense was largely offset by lower tax rates year over year.

Non-GAAP Summary

Continuing Operations which excludes Semiconductor Cryogenics Business

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2018	2017	Change	2018	2017	Change
Revenue - Continuing Operations	$160	$135	19%	$632	$527	20%
Semiconductor Solutions Group	109	91	20%	435	379	15%
Life Sciences	51	44	16%	197	149	32%

Non-GAAP Diluted EPS	$0.17	$0.12	36%	$0.64	$0.44	44%

Commentary on Non-GAAP Earnings for Continuing Operations with Semiconductor Cryogenics Excluded

The Continuing Operations view shown on a non-GAAP basis provides investors additional performance information by excluding the impact of M&A costs, amortization, restructuring, purchase price accounting, and special charges or gains.  This profile will be used in reporting future results.

Fourth Quarter, Fiscal 2018

•	Non-GAAP EPS for the quarter was $0.17, an improvement of 36% year over year. Improved earnings was driven by the 20% year over year revenue growth and leverage of operating expense.
•

Revenue was $160 million in the fourth quarter.  Sequentially, this was a decline of 7% compared to the third fiscal quarter of 2018.  Semiconductor Solutions revenue declined 11% from the third quarter to $109 million.  Life Sciences fourth quarter revenue grew 2% compared to the third fiscal quarter, the 13th quarter of sequential expansion.

•

Revenue in this view, which excludes the Semiconductor Cryogenics business, grew 19% year over year for the fourth quarter.  Both business segments drove high year over year growth and Life Sciences has increased to be approximately 32% of fourth quarter revenue.  With the addition of GENEWIZ, revenue from Life Sciences is expected to exceed 40% of total revenue.

Full Year, Fiscal Year 2018

•	Non-GAAP EPS for the year increased 44% year over year to $0.64 per share. The growth in earnings was driven by 20% revenue growth and gross margin expansion.
•

Net interest expense for the year was $8 million, an increase of $8 million year over year.  The company took on $200 million of debt in the first fiscal quarter of 2018 in anticipation of M&A activity through the year.  This had an unfavorable impact on non-GAAP EPS of approximately $0.11 cents per share compared to 2017.

•

Taxes are applied to the specific jurisdictional mix of continuing versus discontinued operations.  In doing so, the 2018 effective non-GAAP tax rate was approximately 16% for continuing operations and 2017 was approximately 25%.

A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on December 20, 2018 to stockholders of record on December 7, 2018. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Fiscal First Quarter 2019

The Company announced revenue and earnings guidance for the first quarter of fiscal 2019.  Revenue from continuing operations is expected to be in the range of $170 million to $180 million and non-GAAP diluted earnings per share from continuing operations is expected to be in the range of $0.10 to $0.14.  Total GAAP diluted earnings per share, inclusive of the discontinued operations for the first quarter is expected to be in the range of $0.05 to $0.14.

Conference Call

Brooks management will webcast its fourth quarter earnings conference call today at 5:00 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-772-4206 (US & Canada only) or +1-212-271-4651 to listen to the live webcast.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments.  Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market as a provider of precision automation and cryogenic vacuum solutions.  Since 2011, Brooks has applied its automation and cryogenics expertise to meet the sample storage needs of customers in the life sciences industry.  Brooks' life sciences offerings include a broad range of products and services for on-site infrastructure for sample management in temperatures of ‑20°C to -196°C, as well as comprehensive outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal.  Brooks is headquartered in Chelmsford, MA, with operations in North America, Europe and Asia. For more information, visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include, but are not limited to statements about the expected timing for completion of our sale of the Semiconductor Cryogenics business, our revenue and earnings expectations, our ability to increase our profitability, our ability to improve or retain our market position, the expected financial results from our recently acquired GENEWIZ business and our ability to deliver financial success in the future. Factors that could cause results to differ from our expectations include the following:  the volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions, and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

CONTACTS:
Sherry Dinsmore
Brooks Automation
978.262.2400
sherry.dinsmore@brooks.com

John Mills
Partner
ICR, LLC
646.277.1254
john.mills@icrinc.com

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
Products	$120,646	$100,181	$482,729	$406,986
Services	39,000	34,391	148,831	120,513
Total revenue	159,646	134,572	631,560	527,499
Cost of revenue
Products	71,820	58,864	288,323	249,396
Services	25,206	21,741	97,156	79,216
Total cost of revenue	97,026	80,605	385,479	328,612
Gross profit	62,620	53,967	246,081	198,887
Operating expenses
Research and development	12,138	10,996	46,936	39,875
Selling, general and administrative	46,281	40,485	167,022	141,549
Restructuring charges	585	563	714	3,144
Total operating expenses	59,004	52,044	214,672	184,568
Operating income	3,616	1,923	31,409	14,319
Interest income	688	32	1,881	464
Interest expense	(2,679)	(122)	(9,520)	(408)
Gain on settlement of equity method investment	—	—	—	1,847
Other expense, net	(257)	(30)	(3,304)	(1,702)
Income before income taxes and earnings of equity method investments	1,368	1,803	20,466	14,520
Income tax (benefit) provision	2,580	4,540	(47,251)	3,380
Income (loss) before equity in earnings of equity method investments	$(1,212)	$(2,737)	$67,717	$11,140
Equity in earnings of equity method investments	—	—	—	(453)
Income (loss) from continuing operations	(1,212)	(2,737)	67,717	10,687
Income from discontinued operations, net of tax	11,563	20,123	48,747	51,925
Net income	$10,351	$17,386	$116,464	$62,612
Net loss attributable to noncontrolling interest	—	—	111	—
Net income attributable to Brooks Automation, Inc.	$10,351	$17,386	$116,575	$62,612
Basic net income (loss) per share:
Basic net income (loss) per share from continuing operations	$(0.02)	$(0.04)	$0.96	$0.15
Basic net income per share from discontinued operations	0.16	0.29	0.69	0.75
Basic net income per share attributable to Brooks Automation, Inc.	$0.15	$0.25	$1.65	$0.90
Diluted net income (loss) per share:
Diluted net income (loss) per share from continuing operations	$(0.02)	$(0.04)	$0.95	$0.15
Diluted net income per share from discontinued operations	0.16	0.28	0.69	0.74
Diluted net income per share attributable to Brooks Automation, Inc.	$0.15	$0.25	$1.64	$0.89

Dividend declared per share	$0.10	$0.10	$0.40	$0.40

Weighted average shares outstanding used in computing net income per share:
Basic	70,681	69,808	70,489	69,575
Diluted	71,085	70,681	70,937	70,485

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$197,708	$101,622
Marketable securities	46,281	28
Accounts receivable, net	125,942	93,465
Inventories	96,986	73,397
Prepaid expenses and other current assets	31,741	22,594
Current assets held for sale	66,148	60,671
Total current assets	564,806	351,777
Property, plant and equipment, net	59,988	56,981
Long-term marketable securities	7,237	2,642
Long-term deferred tax assets	43,798	1,692
Goodwill	255,876	207,154
Intangible assets, net	99,956	83,504
Other assets	5,294	6,325
Non-current assets held for sale	59,052	56,553
Total assets	$1,096,007	$766,628
Liabilities and Stockholders' Equity
Current liabilities
Current portion of long term debt	$2,000	$—
Accounts payable	55,873	49,100
Deferred revenue	26,634	22,564
Accrued warranty and retrofit costs	6,340	5,479
Accrued compensation and benefits	29,322	23,876
Accrued restructuring costs	659	1,708
Accrued income taxes payable	6,746	11,417
Accrued expenses and other current liabilities	30,405	24,808
Current liabilities held for sale	7,388	7,825
Total current liabilities	165,367	146,777
Long-term debt	194,071	—
Long-term tax reserves	1,102	1,687
Long-term deferred tax liabilities	7,135	3,748
Long-term pension liabilities	4,255	1,783
Other long-term liabilities	5,547	4,336
Non-current liabilities held for sale	698	652
Total liabilities	378,175	158,983
Stockholders' Equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 84,164,130 shares issued and 70,702,261 shares outstanding at September 30, 2018, 83,294,848 shares issued and 69,832,979 shares outstanding at September 30, 2017	841	833
Additional paid-in capital	1,898,434	1,874,918
Accumulated other comprehensive income	13,587	15,213
Treasury stock at cost - 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(994,074)	(1,082,363)
Total stockholders' equity	717,832	607,645
Total liabilities and stockholders' equity	$1,096,007	$766,628

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Year Ended
	September 30,
	2018	2017
Cash flows from operating activities
Net income	$116,464	$62,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,429	28,149
Gain on settlement of equity method investment	—	(1,847)
Impairment of other assets	—	—
Stock-based compensation	19,822	17,278
Amortization of premium on marketable securities and deferred financing costs	710	252
Earnings of equity method investments	(6,788)	(9,381)
Loss recovery on insurance claim	(1,103)	—
Deferred income tax benefit	(45,217)	517
Pension settlement	—	(259)
Other gains on disposals of assets	(758)	(406)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(29,213)	(11,178)
Inventories	(24,365)	(12,792)
Prepaid expenses and other current assets	(3,676)	(5,829)
Accounts payable	5,457	7,846
Deferred revenue	3,541	8,049
Accrued warranty and retrofit costs	(157)	1,602
Accrued compensation and tax withholdings	5,978	5,565
Accrued restructuring costs	(1,080)	(4,241)
Accrued pension costs	—	(32)
Accrued expenses and other current liabilities	(3,080)	10,319
Net cash provided by operating activities	73,964	96,224
Cash flows from investing activities
Purchases of property, plant and equipment	(12,787)	(12,677)
Purchases of technology intangibles	—	(240)
Purchases of marketable securities	(69,692)	—
Sales of marketable securities	1,584	3,590
Maturities of marketable securities	17,482	—
Acquisitions, net of cash acquired	(85,755)	(44,791)
Proceeds from (purchases of) other investments	500	(170)
Proceeds from sales of property, plant and equipment	200	100
Net cash used in investing activities	(148,468)	(54,188)
Cash flows from financing activities
Proceeds from issuance of common stock	2,826	2,040
Proceeds from term loan	197,554	—
Payment of deferred financing costs	(318)	(28)
Repayment of term loan	(1,500)	—
Common stock dividends paid	(28,285)	(27,932)
Net cash provided by (used in) financing activities	170,277	(25,920)
Effects of exchange rate changes on cash and cash equivalents	313	420
Net increase in cash and cash equivalents	96,086	16,536
Cash and cash equivalents, beginning of period	101,622	85,086
Cash and cash equivalents, end of period	$197,708	$101,622

Notes on Non-GAAP Financial Measures:

These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusted the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, as well as other gains and charges that are not representative of the normal operations of the business. In this context, the Company has also removed the effect of reversing the valuation allowance reserve on the U.S. deferred income tax assets. Additionally, due to the pending sale of the Company’s Semiconductor Cryogenics business, the results from this business are reported in discontinued operations in the current and prior periods.  As a result, the Company has chosen to show the Aggregate View of the business which includes the results of the Semiconductor Cryogenics business, which is considered a non-GAAP financial measure Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The following tables provide a reconciliation of Net income attributable to Brooks Automation, Inc. to our Non-GAAP adjusted net income attributable to Brooks Automation, Inc. on an aggregate view as well as a reconciliation from the aggregate view to Non-GAAP adjusted net on a continuing operations basis for the quarters ended September, 30, 2018, June 30, 2018 and September 30, 2017 and then fiscal years ended September 30, 2018 and 2017.

	Quarter Ended
	September 30, 2018		June 30, 2018		September 30, 2017
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income attributable to Brooks Automation, Inc.	$10,351	$0.15	$22,717	$0.32	$17,386	$0.25
Adjustments:
Purchase accounting impact on inventory and contracts acquired	—	—	736	0.01	—	—
Amortization of intangible assets	6,531	0.09	6,584	0.09	4,403	0.06
Restructuring charges	585	0.01	82	0.00	563	0.01
Merger costs	8,673	0.12	2,460	0.03	3,470	0.05
Adjustment of valuation allowance against deferred tax assets	690	0.01	690	0.01	—	—
Tax effect of adjustments	1,580	0.02	(800)	(0.01)	(1,300)	(0.02)
Net loss attributable to noncontrolling interest	—	—	(111)	(0.00)	—	—
Non-GAAP adjusted net income attributable to Brooks Automation, Inc. - Aggregate view	28,410	0.40	32,358	0.46	24,522	0.35
Less: Income from discontinued operations, net of tax	(11,563)	(0.16)	(17,793)	(0.25)	(20,123)	(0.28)
Adjustments to discontinued operations:
Amortization of intangible assets	(1)	(0.00)	(1)	(0.00)	(1)	(0.00)
Restructuring charges	—	—	—	—	—	—
Merger costs	(4,364)	(0.06)	(2,082)	(0.03)	—	—
Tax effect of adjustments related to discontinued operations	(712)	(0.01)	2,348	0.03	4,239	0.06
Non-GAAP adjusted net income from discontinued operations	(16,640)	(0.23)	(17,528)	(0.25)	(15,885)	(0.22)
Non-GAAP adjusted net income attributable to continuing operations	11,770	0.17	14,830	0.21	8,637	0.12
Stock based compensation, pre-tax	4,587	0.06	4,623	0.07	5,983	0.08
Tax rate	9%	—	10%	—	13%	—
Stock-based compensation, net of tax	4,188	0.06	4,022	0.06	5,205	0.07
Non-GAAP adjusted net income attributable to Brooks Automation, Inc.- excluding stock-based compensation	$15,958	$0.22	$18,852	$0.27	$13,842	$0.20

Shares used in computing non-GAAP diluted net income attributable to Brooks Automation, Inc. per share	—	71,085	—	70,978	—	70,681

	Year Ended
	September 30, 2018		September 30, 2017
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net income attributable to Brooks Automation, Inc.	$116,575	$1.64	$62,612	$0.89
Adjustments:
Purchase accounting impact on inventory and contracts acquired	1,896	0.03	523	0.01
Amortization of intangible assets	24,219	0.34	17,146	0.24
Restructuring charges	716	0.01	3,226	0.05
Merger costs	14,412	0.20	8,309	0.12
Less: Fair value adjustment of equity investment	—	—	(1,847)	(0.03)
Add: True-up of BioCision stub period adjustment	—	—	203	—
Adjustment of valuation allowance against deferred tax assets	(43,062)	(0.61)	—	—
Tax effect of adjustments	(2,438)	(0.03)	(3,157)	(0.04)
Tax Reform - rate change applied to deferred tax liabilities	(671)	(0.01)	—	—
Net loss attributable to noncontrolling interest	(111)	(0.00)	—	—
Non-GAAP adjusted net income attributable to Brooks Automation, Inc. - Aggregate view	111,536	1.57	87,015	1.23
Less: Income from discontinued operations, net of tax	(48,747)	(0.69)	(51,925)	(0.73)
Adjustments to discontinued operations:
Amortization of intangible assets	(3)	(0.00)	(3)	(0.00)
Restructuring charges	(2)	(0.00)	(82)	(0.00)
Merger costs	(7,467)	(0.11)	—	—
Tax effect of adjustments related to discontinued operations	(10,043)	(0.14)	(3,855)	(0.05)
Non-GAAP adjusted net income from discontinued operations	(66,262)	(0.93)	(55,865)	(0.79)
Tax adjustments due to discontinued operations:
Non-GAAP adjusted net income attributable to continuing operations	45,274	0.64	31,150	0.44
Stock-based compensation, pre-tax	18,856	0.27	16,638	0.24
Tax rate	11%	—	15%	—
Stock-based compensation, net of tax	16,838	$0.24	14,142	0.20
Non-GAAP adjusted net income attributable to Brooks Automation, Inc.- excluding stock-based compensation	$62,112	$0.88	$45,292	$0.64

Shares used in computing non-GAAP diluted net income attributable to Brooks Automation, Inc. per share	—	70,937	—	70,681

The following tables shows a reconciliation of revenue from the Semiconductor Solutions Group on a continuing operations basis to the revenue from the Semiconductor Solutions Group on an aggregate view which includes the Semiconductor Cryogenics Business for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017 and then fiscal years ended September 30, 2018 and 2017.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2018	2018	2017	2018	2017
Revenue - Semiconductor Solutions Group Continuing operations	$108,789	$122,660	$90,626	$435,019	$378,790
Adjustments:
Revenue - Cryogenics Business	47,941	51,117	47,307	196,095	165,386
Revenue - Semiconductor Solutions Group Aggregate view	$156,730	$173,777	$137,933	$631,114	$544,176